Amendment #2

Dulles Financial Corporation
P. O. Box 2776
Leesburg, Virginia 20177
Phone: 703-589-1543
Fax: 540-882-4056
August 4, 2006
Lease Addendum #2
80-1558

This lease addendum made this 4th day of August, 2006 by and between Dulles Financial Corporation of P.O. Box 2776, Leesburg, Virginia 20177 and Campus Tech, Inc., of 803 Sycolin Road, Suite 204, Leesburg, Virginia 20175.

Whereas the above parties to a lease, dated June 9, 2005, amended on April 7, 2006, equipment lease number 80-1558, desire to again amend said lease in order to add additional equipment,

Now, therefore, the following equipment is added: see attached invoice from Bridgman Communications, Inc. dated 7-31-2006 in the amount of $6061.00. The monthly lease payment will increase by $166.68 per month plus any applicable taxes. Said lease payment is now $861.90 a month plus any applicable taxes until said lease is paid in full. All other terms and conditions of the original lease remain in full force and effect.

Agreed to the 4th day of August, 2006

Dulles Financial Corporation

By ______________________
President
Richard E. McCarty

Campus Tech, Inc.

By ______________________
President

Coterminous w/ lease # 80-1558